Exhibit 10.1

THIRD AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 29, 2011 (this "Amendment"), is by and among (a) MISSION BROADCASTING, INC. (the "Borrower"), a Delaware corporation, (b) certain Lenders (as defined below) and (c) BANK OF AMERICA, N.A., as administrative agent (the "Administrative Agent") for itself and the other Lenders party to that certain Third Amended and Restated Credit Agreement, dated April 1, 2005, as amended by that certain First Amendment to Third Amended and Restated Credit Agreement, dated as of October 8, 2009, and that certain Second Amendment to Third Amended and Restated Credit Agreement, dated as of April 19, 2010 (as further amended, supplemented, and restated or otherwise modified and in effect from time to time, the "Credit Agreement"), by and among the Borrower, the lending institutions party thereto (the "Lenders") and the Administrative Agent.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the several Lenders party to this Amendment (which Lenders constitute the Majority Lenders and the Majority Revolver Lenders as required under the Credit Agreement to effect the amendment intended hereby) and the Administrative Agent have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Amendment;

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Majority Lenders, the Majority Revolver Lenders and the Administrative Agent hereby agree as follows:

§1. Amendments to Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by

(i) restating in its entirety the definition of "Change of Control" to read as follows:

"Change of Control" means that (a) 100% of the voting and economic interest of the Borrower shall cease to be subject to a Mission Equity Pledge Agreement, or (b) a "change of control" or any comparable term under, and as defined in, any Indenture Documentation shall have occurred.

(ii) restating in its entirety the definition of "Confirmation Agreements" to read as follows:

"Confirmation Agreements" means (i) a First Amendment and Confirmation Agreement for the Security Agreement, substantially in the form of Exhibit D 1, (ii) a First Amendment and Confirmation Agreement for the Pledge Agreement, substantially in the form of Exhibit D 2, (iii) a

First Amendment and Confirmation Agreement for the Mission Guaranty of Nexstar Obligations, substantially in the form of Exhibit D 3, and (iv) a First Amendment and Confirmation Agreement for the Nexstar Guaranty of Mission Obligations, substantially in the form of Exhibit D 4.

(iii) restating in its entirety the definition of "Credit Parties" to read as follows:

"Credit Parties" means the Borrower, any other Mission Entities, the Nexstar Entities and any other Person hereafter executing and delivering a Security Document or a Guaranty Agreement or any equivalent document for the benefit of the Administrative Agent and/or any Lender; provided that no pledgor under a Mission Equity Pledge Agreement that is not a Mission Entity or Nexstar Entity will be included in this definition.

(iv) deleting in its entirety the definition "Former Major Network Affiliate".

(v) adding a new definition of "Mission Equity Pledge Agreement" in alphabetical order to read in its entirety as follows:

"Mission Equity Pledge Agreement" means any pledge agreement pledging the Capital Stock of the Borrower to the Administrative Agent to secure the Obligations, on substantially the same terms and in the substantially the same form as the form attached hereto as Exhibit M, or otherwise in form and substance reasonably satisfactory to the Administrative Agent, as each may be amended, supplemented and/or otherwise modified from time to time by agreement among the parties thereto.

(vi) restating in its entirety the definition of "Pledged Collateral" to read as follows:

"Pledged Collateral" has the meaning specified in the Pledge Agreement or the Mission Equity Pledge Agreement, as applicable.

(vii) restating in its entirety the definition of "Security Documents" to read as follows:

"Security Documents" means collectively each Mission Equity Pledge Agreement, the Pledge Agreement, the Security Agreement, each Mortgage and each Joinder to Pledge Agreement and Joinder to Security Agreement, and any other pledge agreement, security agreement, guaranty or other document granting a Lien or security interest to secure payment of all or any portion of the Obligations, or otherwise assuring payment of all or any portion of the Obligations, executed and delivered by any Credit Party, any Person owning any Capital Stock of the Borrower or any other Person, pursuant to any Loan Document or otherwise, that certain Omnibus Consent, dated as of October 8, 2009, by and among the Nexstar

Entities and the Mission Entities, and acknowledged and agreed to by the Administrative Agent, the 2010 Intercreditor Agreement, any Intercreditor Agreement, other intercreditor agreement or similar agreement executed by the Collateral Agent or the Administrative Agent from time to time in connection with this Agreement or any Loan Document or any of the Collateral, each of the mortgages, collateral assignments, security agreement supplements, intellectual property security agreement supplements, security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.16 or Section 6.17, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

(viii) deleting in its entirety the definition of "Smith Pledge Agreement".

(b) Section 5.21 of the Credit Agreement is hereby restated in its entirety to read as follows:

[Reserved]

(c) Section 5.26 of the Credit Agreement is hereby restated in its entirety to read as follows:

The provisions of the Security Documents (other than the Mission Equity Pledge Agreement) are effective to create in favor of the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties, a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective grantors or pledgors thereunder in the Collateral described therein.  The provisions of the Mission Equity Pledge Agreement are effective to create in favor of the Administrative Agent or the Collateral Agent, as applicable, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject to nonconsensual Permitted Liens arising by operation of law) Lien on all right, title and interest of the respective grantors or pledgors thereunder in 100% of the Capital Stock of the Borrower.  Except for filings completed prior to the Second Amendment Effective Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.  Schedule 5.26 lists all deposit accounts and securities accounts of the Credit Parties that are not held by Bank of America and designates which such accounts are subject to a deposit account control agreement or securities account control agreement in favor of the Administrative Agent for the benefit of the Secured Parties, in each case, as of the Second Amendment Effective Date.

Section 8.01(p) of the Credit Agreement is hereby restated in its entirety to read as follows:
(p)	[Reserved]

(d) Paragraph numbered 34 on Schedule 8.01(b) attached to the Credit Agreement is hereby restated in its entirety to read as follows:

34.           The Nexstar Borrower shall not permit the Consolidated Total Leverage Ratio at any time during any period set forth below to exceed the ratio set forth opposite such period below:

Period	Ratio
Third Amendment Effective Date through December 30, 2012	7.50 to 1.00
December 31, 2012 and thereafter	6.50 to 1.00

The Nexstar Borrower shall not permit the Consolidated First Lien Indebtedness Ratio at any time to be more than 2.50 to 1.00.  The Nexstar Borrower shall not permit the Consolidated Fixed Charge Coverage Ratio at any time to be less than 1.10 to 1.00.  The Consolidated Total Leverage Ratio, the Consolidated First Lien Indebtedness Ratio and the Consolidated Fixed Charge Coverage Ratio are herein referred to as the "Nexstar Financial Covenants").  The Nexstar Financial Covenants are incorporated herein by this reference with appropriate substitutions (including all exhibits, schedules and defined terms referred to therein, as the same may be amended, supplemented, restated or otherwise modified from time to time) with the same effect as though set forth herein in their entirety, and all such Nexstar Financial Covenants so incorporated shall survive any termination, cancellation, discharge or replacement of the Nexstar Credit Agreement.

(e) A new Exhibit M is hereby added to the Credit Agreement Exhibits at the end of the Credit Agreement in the form attached to this Amendment as Exhibit M.

§2. Conditions to Effectiveness.  This Amendment shall become effective as of the date set forth above upon the satisfaction of the following conditions:

(a) there shall exist no Default before and/or immediately after giving effect to this Amendment; and

(b) the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower, each Guarantor, the Majority Lenders and the Majority Revolver Lenders; and

(c) the representations and warranties set forth in this Amendment shall be true and correct in all material respects as of the date of this Amendment (except (1) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date and (2) that any representation or warranty that is qualified by "materiality" or "Material Adverse Effect" shall be true and correct in all respects); and

(d) the Administrative Agent shall have received a copy of the executed Fifth Amendment to the Nexstar Credit Agreement on terms reasonably acceptable to the

Administrative Agent, and all conditions to effectiveness of such Fifth Amendment to the Nexstar Credit Agreement shall have been satisfied or waived (except the condition relating to the effectiveness of this Amendment); and

(e) the Administrative Agent shall have received, for the account of each Lender timely executing this Amendment, an amendment fee equal to five basis points (0.05%) of the Commitment of such Lender; and

(f) the Administrative Agent shall have received such confirmations and affirmations of any of the Loan Documents by the applicable Credit Parties, in each case reasonably acceptable to the Administrative Agent and the Lenders; and

(g) the Borrower shall have paid all reasonable invoiced fees and expenses of the Administrative Agent's counsel, Winstead PC.

§3.  Affirmation of Mission Entities.  Each of the Mission Entities hereby affirms its Obligations under the Credit Agreement, each of the other Loan Documents to which each is a party, and each of the Nexstar Loan Documents to which each is a party, and each hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans and all other amounts due (i) under the Credit Agreement (as amended hereby) and the other Loan Documents and (ii) under the Nexstar Credit Agreement and the Nexstar Loan Documents.

§4. Representations and Warranties.  Each of the Mission Entities represents and warrants to the Administrative Agent and the Lenders as follows:

(a) Representations and Warranties.  Each of the representations and warranties contained in Article V of the Credit Agreement were true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties were true and correct in all respects) when made.  Each of the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof (giving effect to this Amendment), except to the extent such representations and warranties are already qualified by materiality, in which case, such representations and warranties are true and correct in all respects and to the extent that such representations and warranties relate specifically to a prior date.

(b) Enforceability.  The execution and delivery by the Mission Entities of this Amendment, and the performance by the Mission Entities of this Amendment and the Credit Agreement, as amended hereby, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) are within the corporate authority of each of the Mission Entities and have been duly authorized by all necessary corporate proceedings.  This Amendment and the Credit Agreement, as amended, and each of the Loan Documents (and amendments, restatements and substitutions therefore in connection with this Amendment) hereby, constitute valid and legally binding obligations of each of the Mission Entities, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws relating to or affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.

No Default.  No Default has occurred and is continuing, and no Default will result from the execution, delivery and performance by the Mission Entities of this Amendment, the other Loan Documents or from the consummation of the transactions contemplated herein.

(c) Disclosure.  None of the information provided to the Administrative Agent and the Lenders on or prior to the date of this Amendment contained any untrue statement of material fact or omitted to state any material fact (known to any of the Mission Entities in the case of any document or information not furnished by any such Mission Entity) necessary in order to make the statements herein or therein not misleading.  On the date hereof, none of the Mission Entities possess any material information with respect to the operations, business, assets, properties, liabilities (actual or contingent) or financial condition of the Mission Entities taken as a whole as to which the Lenders do not have access.

§5. No Other Amendments, etc.  Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Loan Documents (as amended and restated in connection herewith, if applicable) remain unchanged, and (b) all of the terms and conditions of the Credit Agreement, as amended hereby, and of the other Loan Documents (as amended and restated in connection herewith, if applicable) are hereby ratified and confirmed and remain in full force and effect.  Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of any Mission Entity or of any other Person under the Credit Agreement or any of the other Loan Documents except as expressly set forth herein or pursuant to a written agreement executed in connection herewith.  Nothing in this Amendment shall be construed to imply any willingness on the part of the Administrative Agent or any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents.

§6. Release.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, each of the Mission Entities acknowledges and agrees that:  (i) none of the Mission Entities, Credit Parties or any of their Affiliates have any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees or agents); (ii) none of the Mission Entities, Credit Parties or any of their Affiliates have any offset right, counterclaim, right of recoupment or any defense of any kind against the Mission Entities', Credit Parties' or any of their Affiliates' obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (iii) each of the Administrative Agent and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Mission Entities, Credit Parties and any of their Affiliates.  Each of the Mission Entities, Credit Parties and their Affiliates wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Administrative Agent's and the Lenders' rights, interests, contracts, collateral security or remedies.  Therefore, each of the Mission Entities, Credit Parties and each of their Affiliates unconditionally releases, waives and forever discharges (A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent or any Lender to the Borrower, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Amendment, the Credit Agreement and the other Loan Documents, and (B) all claims, offsets, causes of action, right of recoupment, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Mission Entity, Credit Party or any of their Affiliates might otherwise have against the Administrative Agent, any Lender or any of their respective directors, officers, employees or agents (the Administrative Agent, the Lenders and their respective directors, officers, employees and agents, are collectively referred to herein as the "Lender Parties") in either case (A) or (B), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.  Each of the Mission Entities, Credit Parties and each of their Affiliates agree not to sue any of the Lender Parties or in any way assist any other person or entity in suing any of the Lender Parties with respect to any claim released herein.  This release provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein

§7. Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument.  In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§8. Interpretation.  This Amendment, the Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties.  Accordingly, this Amendment, Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

§9. Loan Document.  This Amendment is a Loan Document under the terms of the Credit Agreement, and any breach of any provision of this Amendment shall be a Default under the Credit Agreement (as applicable).

§10. Consent regarding Loan Documents.  The Lenders hereby consent to any amendments and/or restatements of the Loan Documents to conform to the provisions of this Amendment.  The Lenders hereby authorize the Collateral Agent and the Administrative Agent, on behalf of the Lenders, to execute and deliver such amendments and/or restatements.  The Lenders hereby authorize the Collateral Agent and the Administrative Agent, on behalf of the Lenders, to execute and deliver the Mission Equity Pledge Agreement.

§11. Miscellaneous.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York applicable to agreements made and to be performed entirely within such state; provided that the Administrative Agent and each Lender shall retain all rights arising under Federal Law.  The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.  The Borrower agrees to pay to the Administrative Agent, on demand by the Administrative Agent, all reasonable costs and expenses incurred or sustained by the Administrative Agent in connection with the preparation of this Amendment, including reasonable legal fees in accordance with Section 11.04 of the Credit Agreement.  The parties hereto acknowledge and agree that this amendment is subject to the terms of the Intercreditor Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as a sealed instrument as of the date first set forth above.

The Borrower:

MISSION BROADCASTING, INC.
By:          /s/ Dennis P. Thatcher
Name:         Dennis P. Thatcher
Title:           Executive Vice President and Chief Operating Officer

The Administrative Agent:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:          /s/ Antonikia Thomas
Name:         Antonikia Thomas
Title:           Assistant Vice President

The Lenders:

BANK OF AMERICA, N.A.,
as a Lender

By:          /s/ Peter van der Horst
Name:         Peter van der Horst
Title:           Director

RATIFICATION OF GUARANTORS

Each of the undersigned Guarantors hereby (a) acknowledges and consents to the foregoing Amendment and the Mission Entities execution thereof; (b) joins the foregoing Amendment for the purpose of consenting to and being bound by the provisions thereof, (c) ratifies and confirms all of their respective obligations and liabilities under the Loan Documents to which any of them is a party and ratifies and confirms that such obligations and liabilities extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the Obligations of the Borrower under the Credit Agreement; (d) acknowledges and confirms that the liens and security interests granted by such Guarantor pursuant to the Loan Documents are and continue to be valid and perfected first priority liens and security interests (subject only to Permitted Liens) that secure all of the Obligations on and after the date hereof; (e) acknowledges and agrees that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees or agents); (f) acknowledges, affirms and agrees that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of their respective obligations, indebtedness or liabilities to the Administrative Agent or any Lender and (g) acknowledges, affirms and agrees with each term of the Amendment, including, without limitation, the Section entitled "Release".

The Guarantors:

NEXSTAR BROADCASTING, INC.
NEXSTAR BROADCASTING GROUP, INC.
NEXSTAR FINANCE HOLDINGS, INC.

By:          /s/Thomas E. Carter
Name:         Thomas E. Carter
Title:           Chief Financial Officer

Exhibit M

Form of Mission Equity Pledge Agreement

PLEDGE AGREEMENT

([Smith Devisee])

THIS PLEDGE AGREEMENT (this “Agreement”) is made and entered into effective as of __________  , 2011, by [Smith Devisee], an individual residing in the State of __________ (the “Pledgor”), in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Pledgee”).

RECITALS:

A.           Mission Broadcasting, Inc., a Delaware corporation (the “Borrower”), is a party to the Third Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity and together with its successors in such capacity, the “Administrative Agent”), pursuant to which the Lenders have severally agreed to make loans to the Borrower, and Bank of America, N.A. (in such capacity and together with its successors in such capacity, the “L/C Issuer”) has agreed to issue letters of credit for the account of the Borrower, upon the terms and conditions set forth therein.  The Lenders, the L/C Issuer, the Administrative Agent, and the Collateral Agent (including in its capacity as Pledgee) are collectively the “Bank Creditors.”  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Credit Agreement.

B.           In connection with the Credit Agreement, David S. Smith (“Smith”) executed the Second Restated Smith Pledge Agreement, dated as of October 8, 2009, as confirmed by that certain Confirmation Agreement (Smith Pledge Agreement), dated as of April 19, 2010 (as amended, supplemented, or otherwise modified from time to time, the “Existing Pledge Agreement”), in favor of the Pledgee for the benefit of the Secured Creditors (as defined in the Existing Pledge Agreement).

C.           The Borrower and the other Credit Parties may from time to time be party to one or more Secured Hedge Agreements with the Hedge Banks, and their successors and assigns, if any (collectively, the “Hedge Bank Creditors”), providing for protection against fluctuations in interest rates.

D.           The Borrower and the other Credit Parties may also from time to time be party to one or more Secured Cash Management Agreements with the Cash Management Banks, and their successors and assigns, if any (collectively, the “Cash Management Creditors”).

E.           The Borrower has also guaranteed certain obligations and liabilities of Nexstar Broadcasting, Inc., a Delaware corporation (the “Nexstar Borrower”), pursuant to that certain Second Restated Guaranty, dated as of October 8, 2009 (as amended, supplemented, restated or otherwise modified from time to time, the “Nexstar Guaranty”), made by the Borrower to and in favor of the Guaranteed Parties (as defined therein, herein called the “Nexstar Creditors”), which obligations and liabilities arise in connection with (i) that certain Fourth Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Nexstar Credit Agreement”), among the Nexstar Borrower, Nexstar Broadcasting Group, Inc., a Delaware corporation (the “Ultimate Parent”), certain subsidiaries of the Ultimate Parent, the several financial institutions from time to time parties thereto, and Bank of America, N.A, as administrative agent, (ii) certain interest rate protection agreements, and (iii) certain cash management agreements.  The Bank Creditors, the Hedge Bank Creditors, the Cash Management Creditors and the Nexstar Creditors are hereinafter from time to time collectively referred to as the “Secured Creditors.”

F.           Smith was the sole stockholder of the Borrower.

G.           Pursuant to the [Last Will and Testament] dated ____________, of Smith (the “Will”), all interest of Smith in and to all capital stock and other equity interests of the Borrower was devised to Pledgor.  Pursuant to Order [No. __________] dated ____________, 2011, issued by the [Probate Court] on ____________, 2011, the Will was admitted to probate and ______________________ was appointed as the Independent [Executor][Executrix] of the Estate of Smith (the “Executor”) in case no. __________, __________ Court (the “Estate Case”).  Pursuant to Order [No. __________] dated ________, 2011, issued by the [Probate Court] on ____________, 2011, in the Estate Case, Executor was issued Letters Testamentary authorizing Executor to convey all interest of [Executor][Estate] in and to all capital stock and other equity interests of the Borrower to Pledgor.  Executor has executed and delivered to the Pledgor the [description of conveyance documents from Executor/Estate to Pledgor] dated as of ____________, 2011, pursuant to which [Executor][Estate] conveyed all of its interest in all capital stock and other equity interest of the Borrower to Pledgor.  Pursuant to Order [No. __________], dated ____________, 2011, issued by the [Probate Court] on ___________, 2011, in the Estate Case, all interest of the [Executor][Estate] in all capital stock and other equity interest of the Borrower was conveyed to the Pledgor.

I.           It is a condition precedent to each of the above-described extensions of credit that are to be made on or after the date hereof that the Pledgor execute and deliver this Agreement in favor of the Pledgee.

J.           Accordingly, the Pledgor desires to execute this Agreement in order to satisfy each such condition.

AGREEMENT:

NOW, THEREFORE, in consideration of the benefits accruing to the Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

Defined Terms.  The following terms shall have the meanings herein specified unless the context otherwise requires.  Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

“Acceleration Event” means the acceleration prior to the stated final maturity of, or the failure to pay at stated final maturity, any of the Primary Obligations (as defined in Section 18(b)); provided, that any such Acceleration Event shall cease to exist upon payment in full of the Primary Obligations so accelerated or not paid.

“Agreement” means this Second Restated Smith Pledge Agreement, as amended, supplemented, restated or otherwise modified from time to time.

“Bankruptcy Default” means any Event of Default with respect to any Credit Party pursuant to Section 8.01(f) or (g) of the Credit Agreement or under any analogous provision of the Secured Hedge Agreements, the Secured Cash Management Agreements, or the Nexstar Guaranty.

“Class” means each class of the Secured Creditors, i.e., whether (a) the Bank Creditors as holders of the Loan Document Obligations (as defined in Section 3(a)), or (b) the Nexstar Creditors as holders of the Nexstar Guaranty Obligations (as defined in Section 3(a)).

“Event of Default” means any Event of Default under, and as defined in, the Credit Agreement or an event of default under any other Secured Debt Document.

“Lien Termination Date” shall be the date on which (a) all Obligations (other than (A) contingent indemnification obligations for which no request for payment has been made and (B) obligations and liabilities under Secured Hedge Agreements and Secured Cash Management Agreements as to which arrangements satisfactory to the applicable Hedge Bank Creditor or Cash Management Creditor shall have been made) have been indefeasibly paid in full, the Credit Agreement and all other Loan Documents and all Letters of Credit and commitments thereunder have been terminated, and all Nexstar Obligations (other than (A) contingent indemnification obligations for which no request for payment has been made and (B) obligations and liabilities under Secured Hedge Agreements (as defined in the Nexstar Credit Agreement) and Secured Cash Management Agreements (as defined in the Nexstar Credit Agreement) as to which arrangements satisfactory to the applicable Hedge Bank (as defined in the Nexstar Credit Agreement) or Cash Management Bank (as defined in the Nexstar Credit Agreement) shall have been made) have been indefeasibly paid in full, and the Nexstar Credit Agreement and all other Nexstar Loan Documents and all Nexstar Letters of Credit and commitments thereunder have been terminated, and the obligations of the Borrower under the Nexstar Guaranty have been terminated, or (b) the Pledgee and, to the extent required by Section 11.01(a)(i) of the Credit Agreement, each of the Lenders, shall have released all of the Pledged Collateral.

“Notified Acceleration Event” means any Acceleration Event with respect to which the Majority Lenders have given written notice to the Administrative Agent that a Notified Acceleration Event exists; provided that such written notice may only be given if such Acceleration Event is continuing and; provided, further, that any such Notified Acceleration Event shall cease to exist once there is no longer any Acceleration Event with respect thereto in existence.

“Pledged Collateral” means all Pledged Stock together with all proceeds thereof, including any securities and moneys received and at the time held by the Pledgee hereunder.

“Pledged Entity” means any corporation, any capital stock, other equity interests and rights to acquire equity interests of which is pledged by the Pledgor hereunder.

“Pledged Stock” means all Stock at any time pledged or required to be pledged hereunder.

“Requisite Creditors” of any Class means (a) with respect to the Loan Document Obligations, the holders of more than 50% of all such obligations outstanding from time to time under the Loan Documents, and (b) with respect to the Nexstar Guaranty Obligations, the holders of more than 50% of the Nexstar Guaranty Obligations.

“Secured Debt Documents” means (a) the Credit Agreement, (b) the Nexstar Credit Agreement, (c) the other Loan Documents (as defined in each of the Credit Agreement and the Nexstar Credit Agreement), (d) the Secured Hedge Agreements, and (e) the Secured Cash Management Agreements.

“Stock” means the capital stock, other equity interests and rights to acquire equity interests listed on Schedule A hereto, as such Schedule A may be supplemented from time to time in accordance with Section 7(c) hereof, together with all capital stock, other equity interests and rights to acquire equity interests of any nature whatsoever that may be held by the Pledgor in or with respect to any Pledged Entity, whether now existing or hereafter created or acquired.

1. Pledge.  The Pledgor hereby pledges to the Pledgee for the benefit of each of the Secured Creditors, and grants to the Pledgee for the benefit of each of the Secured Creditors, a security interest in, the following:

(a) all of the Stock outstanding on the date hereof;

(b) all additional Stock from time to time acquired (by purchase, stock dividend or otherwise) at any time or from time to time after the date hereof by the Pledgor and any other securities, options or rights received by the Pledgor pursuant to any reclassification, reorganization, increase or reduction of capital or stock dividend or in substitution of or in exchange for any of the Stock so that all of the issued and outstanding capital stock of each Pledged Entity owned by the Pledgor will continue to be pledged to the Pledgee;

(c) the certificates or instruments representing the Stock referred to in clauses (a) and (b) above; and

all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Stock referred to in clauses (a) and (b) above.

2. Security for Obligations.  This Agreement is made by the Pledgor for the benefit of the Secured Creditors to secure:

(a) the full and prompt payment and performance when due, whether at stated maturity, by acceleration or otherwise, of (i) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Credit Parties to the Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with any Loan Document and due performance and compliance by the Credit Parties with the terms of each such Loan Document (the “Loan Document Obligations”) and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Credit Parties to the Hedge Bank Creditors, now existing or hereafter incurred under, arising out of or in connection with the Secured Hedge Agreements, including, all obligations of any Credit Party under its Guaranty in respect of the Secured Hedge Agreements (the “Secured Hedge Agreement Obligations”); (iii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Credit Parties to the Cash Management Creditors, now existing or hereafter incurred under, arising out of or in connection with the Secured Cash Management Agreements, including all obligations of such Grantor under any Guaranty in respect of the Secured Cash Management Agreements (the “Cash Management Obligations”), and (iv) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Credit Parties to the Nexstar Creditors, now existing and hereafter incurred under, arising out of or in connection with the Nexstar Guaranty (the “Nexstar Guaranty Obligations”);

(b) any and all sums advanced by the Pledgee in order to preserve the Pledged Collateral or preserve its security interest in the Pledged Collateral;

(c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clauses (a) and (b) above, so long as an Event of Default (such term, as used in this Agreement shall in any event include, without limitation, any payment default (after the expiration of any applicable grace period) of any Obligations (as defined below)) shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Pledged Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(d) all amounts paid by any Secured Creditor to which such Secured Creditor has the right to reimbursement under Section 20 of this Agreement;

all such obligations, liabilities, sums and expenses set forth in clauses (a) through (d) of this Section 3 being collectively called the “Obligations”, it being acknowledged and agreed that the term Obligations as used herein shall include all extensions of credit described above and all other Obligations (as defined in the Credit Agreement), whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

3. Delivery of Pledged Collateral; Uncertificated Ownership Interests.

(a) All certificates or instruments representing or evidencing the Pledged Collateral are simultaneously herewith being delivered to the Pledgee to be held by or at the direction of the Pledgee pursuant hereto and are to be accompanied by duly executed instruments of transfer or assignment, and accompanied by undated stock powers duly executed in blank by the Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of Stock, with signatures appropriately guaranteed to the extent required), or such other instruments of transfer as are reasonably acceptable to the Pledgee.  The Pledgee shall have the right, at any time in its reasonable discretion and without notice to the Pledgor, to (i) transfer to any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in Section 8(a) of this Agreement and to applicable law and (ii) if an Event of Default shall have occurred and be continuing, to register any or all of the Pledged Collateral in its own name.  In addition, the Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Notwithstanding anything to the contrary contained in clause (a) above, if any Stock (whether now owned or hereafter acquired) is uncertificated securities the Pledgor shall promptly notify the Pledgee thereof, and the Pledgor shall promptly take all actions (at the expense of the Borrower) required to perfect the security interest of the Pledgee under applicable law (including, in any event, under Article 8 or 9 of the New York Uniform Commercial Code, if applicable).  The Pledgor further agrees to take such actions (at the expense of the Borrower) as the Pledgee reasonably deems necessary or desirable to effect the foregoing and to permit the Pledgee to exercise any of its rights and remedies hereunder, and agrees to provide an opinion of counsel (at the expense of the Borrower) reasonably satisfactory to the Pledgee with respect to any such pledge of uncertificated securities promptly upon request of the Pledgee.

4. Representations and Warranties.  The Pledgor represents and warrants as follows:

(a) All of the shares and interests of Pledged Stock (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable; and (iii) are not subject to any options, warrants, calls, preemptive rights, voting agreements or commitments of any character whatsoever relating to any of the Pledged Stock other than any option granted by the Pledgor to the Nexstar Borrower or any of its Subsidiaries (the “Nexstar Rights”).

(b) [He][She] is the sole record and beneficial owner of the Pledged Collateral pledged by [him][her] hereunder, and has good and marketable title to, free and clear of any Lien except for (i) the Lien created by this Agreement, (ii) Permitted Liens, and (iii) the Nexstar Rights.

[He][She] owns no other securities or rights to securities of any Pledged Entity other than the Pledged Stock described in Schedule A, which stock constitutes one hundred percent (100%) of all issued and outstanding capital stock of each Pledged Entity.

(c) [He][She] has full capacity and legal right to pledge, assign, transfer and deliver the Pledged Collateral being pledged to the Pledgee as provided herein.

(d) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms except as enforcement of remedies may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, or by equitable principles of general applicability.

(e) The pledge, assignment and delivery to the Pledgee of the Pledged Collateral pursuant to this Agreement creates a valid and, upon the filing of any UCC-1 financing statements required to be filed under Article 9 of the Uniform Commercial Code as in effect in any relevant jurisdictions on the date hereof, perfected first priority security interest in the Pledged Collateral and the proceeds thereof securing the payment of the Obligations, and subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of the Pledgor which would include the Pledged Collateral (other than Permitted Liens).

(f) No consent, authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority, regulatory body or other Person is required either (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required (x) in connection with such disposition by laws affecting the offering and sale of securities generally and (y) by the Communications Act of 1934, as amended, and the rules, regulations and policies of the FCC).

(g) The execution, delivery and performance of this Agreement is not in conflict with and does not violate any material instrument or agreement to which the Pledgor is a party or by which the Pledgor or its property is bound.

(h) Other than financing statements in favor of Collateral Agent, there are no currently effective financing statements under the Uniform Commercial Code covering any property which is now or hereafter may be included in the Pledged Collateral.

(i) The residence and principal place of business of the Pledgor and the sole location where the records of the Pledgor with respect to the Pledged Collateral are kept (other than the corporate minute books of the Borrower) are located at _______________ ___________________________.  The Borrower’s corporate minute books are located at Drinker Biddle and Reath LLP, 1500 K Street, NW, Suite 1100, Washington, DC 20005-1209.  Since [Date five years before date of Agreement], 2006, the Pledgor has not been a resident of any state other than __________.

The representations and warranties set forth in this Section 5 shall survive the execution and delivery of this Agreement regardless of any investigation made by the Secured Creditors or on their behalf.

5. Covenants.  The Pledgor covenants and agrees as follows:

(a) The Pledgor will defend the right, title and security interest of the Pledgee and the Secured Creditors in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

(b) The Pledgor will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Pledged Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

(c) The Pledgor will take no action which would violate any of the terms of any Secured Debt Document.

(d) The Pledged Stock constitutes, and will at all times hereafter continue to constitute, in the aggregate, all of the stock, other equity interests and rights to acquire any equity interests issued by each Pledged Entity.

(e) The Pledgor shall not create, and shall not permit any Pledged Entity to create, any options or rights or other agreements to sell or otherwise transfer, nor sell or otherwise transfer, stock, or rights to acquire equity interests in such Pledged Entity, or other equity interests, other than the Nexstar Rights or pursuant thereto.

(f) The Pledgor will not sell, assign, or otherwise dispose of, grant any option with respect to, or mortgage, pledge, grant a security interest in or otherwise encumber any of the Pledged Collateral or any interest therein, or suffer any of the same to exist; and any sale, assignment, option, mortgage, pledge, security interest or other encumbrance or disposition of any nature whatsoever made in violation of this covenant shall be a nullity and of no force and effect, and upon demand of the Pledgee, shall forthwith be canceled or satisfied by an appropriate instrument in writing, except as permitted by the Credit Agreement.

(g) The Pledgor will not, without the prior written consent of the Pledgee, execute and, until the Lien Termination Date, there will not ever be on file in any public office, any enforceable financing statement or statements covering any or all of the Pledged Collateral, except financing statements filed or to be filed in favor of the Pledgee (or its predecessor or successors, if any) as secured creditor.

(h) The Pledgor shall give the Pledgee prompt notice of any written claim relating to the Pledged Collateral.  The Pledgor shall deliver to the Pledgee a copy of each other demand, notice or document received by [him][her] which may adversely affect the Pledgee’s interest in the Pledged Collateral promptly upon, but in any event within 10 days after, the Pledgor’s receipt thereof.

The Pledgor shall not move [his][her] residence, or such location of records unless (i) [he][she] shall have given to the Pledgee not less than 30 days prior written notice of [his][her] intention so to do, clearly describing such new location and providing such other information in connection therewith as the Pledgee may reasonably request and (ii) with respect to such new location, [he][she] shall have taken all action, reasonably satisfactory to the Pledgee (and at the expense of the Borrower), to maintain the security interest of the Pledgee in the Pledged Collateral and the priority intended to be granted hereby at all times fully perfected and in full force and effect.

(i) The Pledgor shall not change [his][her] legal name or take up residence in any jurisdiction unless (i) [he][she] shall have given to the Pledgee not less than 30 days prior written notice of [his][her] commencing to do so, clearly describing such new name and the jurisdictions in which such new name shall be used and providing such other information in connection therewith as the Pledgee may reasonably request and (ii) with respect to such new name, [he][she] shall have taken all reasonable action, reasonably satisfactory to the Pledgee, to maintain the security interest of the Pledgee in the Pledged Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(j) The Pledgor agrees to authenticate and deliver to the Pledgee such financing statements, continuations, and amendments, in form reasonably acceptable to the Pledgee, as the Pledgee may from time to time reasonably request or as are necessary or desirable in the opinion of the Pledgee to establish and maintain a valid, enforceable, first-priority, perfected security interest in the Pledged Collateral as provided herein and the other rights and security contemplated hereby, all in accordance with the Uniform Commercial Code as enacted in any and all relevant jurisdictions or any other relevant law.  The Borrower will pay any applicable filing fees and related expenses.  The Pledgor authorizes the Pledgee to file any such financing statements, continuations, and amendments without the signature of the Pledgor.

6. Further Assurances; Supplements.

(a) The Pledgor agrees that at any time and from time to time (at the expense of the Borrower), the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Pledgee may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Pledgee to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(b) The Pledgor, at the expense of the Borrower, will defend the title to the Pledged Collateral and the Liens of the Pledgee thereon against the claim of any Person and will maintain and preserve such Liens and the priority of such Liens until the Lien Termination Date.

(c) The Pledgor will, upon obtaining any additional Stock in any Pledged Entity, pledge all such Stock (and certificates or instruments representing capital securities) and promptly (and in any event within three Business Days) deliver to the Pledgee a Supplement to Pledge Agreement, duly executed by the Pledgor, in substantially the form of Annex A hereto (a “Supplement to Pledge Agreement”), identifying the additional Stock which is pledged pursuant to Section 2(b) of this Agreement.

(d) The Pledgor hereby authorizes the Pledgee to attach each Supplement to Pledge Agreement to this Agreement and agrees that all Stock listed on any Supplement to Pledge Agreement (including any schedule(s) thereto) delivered to the Pledgee shall for all purposes hereunder constitute Pledged Collateral.

(e) The Pledgor will, at the request of the Pledgee and at the expense of the Borrower, deliver an opinion of counsel, in form and substance reasonably satisfactory to the Pledgee, as to the validity and perfection of the security interest granted in the Pledged Collateral identified in any Supplement to Pledge Agreement (including any schedule(s) thereto) and the proceeds thereof.

7. Voting Rights; Dividends.

(a) So long as no Event of Default under the Credit Agreement or Notified Acceleration Event shall have occurred and be continuing (and, in the case of Section 8(a)(i) below, until written notice from the Pledgee, acting at the direction of the Majority Lenders, to the Pledgor):

(i) The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof; provided that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, result in breach of any covenant contained in, or be inconsistent with any of the terms of this Agreement, any Secured Debt Document, or which would have the effect of materially impairing the value of the Pledged Collateral or any part thereof or the position or interests of the Pledgee, acting at the direction of the Majority Lenders, or any Secured Creditor.  All such rights of the Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default shall occur and be continuing and, except in the case of a Bankruptcy Default with respect to the Pledgor, the Pledgee, acting at the direction of the Majority Lenders, shall have notified the Pledgor of such cessation, and the Pledgee shall have exercised its rights under Section 15 of this Agreement.

(ii) All cash dividends payable in respect of the Pledged Stock shall be paid to the Pledgor, provided that all dividends payable in respect of the Pledged Stock which are determined by the Pledgee to represent in whole or in part an extraordinary, liquidating or other distribution in return of capital, to the extent so determined to represent an extraordinary, liquidating or other distribution in return of capital, shall be paid to the Pledgee and retained by it as part of the Pledged Collateral (unless such cash dividends are applied to repay the Obligations pursuant to Section 15 of this Agreement).  The Pledgee shall also be entitled to receive directly, and to retain as part of the Pledged Collateral:

(x)           all other property (other than cash) paid or distributed by way of dividend or distribution, as the case may be, in respect of the Pledged Stock;

(y)           all other property which may be paid in respect of the Pledged Collateral by reason of any consolidation, merger, conveyance of assets, liquidation or similar corporate reorganization; and

(z)           all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement.

(b) Upon the occurrence and during the continuation of an Event of Default under the Credit Agreement or of a Notified Acceleration Event:

(i) All rights of the Pledgor to exercise the voting and other consensual rights which [he][she] would otherwise be entitled to exercise pursuant to Section 8(a)(i) above shall cease upon written notice from the Pledgee to the Pledgor (except that no such notice shall be required in the case of a Bankruptcy Default with respect to the Pledgor), and all such rights shall thereupon become vested in the Pledgee (acting at the direction of the Majority Lenders) who shall thereupon have the sole right to exercise such voting and other consensual rights during such continuance.

(ii) All rights of the Pledgor to receive the dividends, payments and other distributions which [he][she] would otherwise be authorized to receive and retain pursuant to Section 8(a)(ii) above shall cease upon written notice from the Pledgee to the Pledgor (except that no such notice shall be required in the case of a Bankruptcy Default with respect to the Pledgor) and all such rights shall thereupon become vested in the Pledgee (acting at the direction of the Majority Lenders) who shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends, payments and other distributions during such continuance.

(iii) All dividends, payments and other distributions which are received by the Pledgor contrary to the provisions of paragraph (ii) of this Section 8(b) shall be received in trust for the benefit of the Pledgee (acting at the direction of the Majority Lenders), shall be segregated from other funds of such Pledgor and shall be forthwith paid over to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c) In order to permit the Pledgee (acting at the direction of the Majority Lenders) to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 8(b)(i) above, and to receive all dividends, payments and distributions which it may be entitled to receive under Section 8(b)(ii) above, the Pledgor shall, if necessary, upon written notice from the Pledgee, from time to time execute and deliver to the Pledgee appropriate proxies, dividend payment orders and other instruments as the Pledgee (acting at the direction of the Majority Lenders) may reasonably request.

Transfers and Other Liens; Additional Securities.

(d) The Pledgor agrees that [he][she] will not (i) sell, assign or transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, except any Disposition, which, if the Pledged Collateral were an asset of the Borrower, would be permitted by Section 7.03 of the Credit Agreement or (ii) create or permit to exist any Lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except (x) for the Lien in favor of the Pledgee under this Agreement, and (y) any Lien, which, if the Pledged Collateral were an asset of the Borrower, would be permitted by Section 7.02 of the Credit Agreement.

(e) The Pledgor agrees that [he][she] will, to the extent possible, cause any Pledged Entity not to issue any stock or other securities in addition to or in substitution for the Pledged Collateral except to the Pledgor under this Agreement.

8. PLEDGEE APPOINTED ATTORNEY-IN-FACT.  THE PLEDGOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS THE PLEDGEE AS THE PLEDGOR’S TRUE AND LAWFUL ATTORNEY-IN-FACT, WITH FULL AUTHORITY IN THE PLACE AND STEAD OF THE PLEDGOR AND IN THE NAME OF THE PLEDGOR OR OTHERWISE, FROM TIME TO TIME IN THE PLEDGEE’S REASONABLE DISCRETION FOR THE SOLE AND EXCLUSIVE PURPOSE OF CARRYING OUT THE TERMS OF THIS AGREEMENT, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, TO TAKE ANY ACTION AND TO EXECUTE ANY DOCUMENT OR INSTRUMENT WHICH THE PLEDGEE MAY DEEM REASONABLY NECESSARY OR ADVISABLE, INCLUDING, WITHOUT LIMITATION, UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT OR NOTIFIED ACCELERATION EVENT, TO RECEIVE, ENDORSE AND COLLECT ALL INSTRUMENTS MADE PAYABLE TO THE PLEDGOR REPRESENTING ANY DIVIDEND, INTEREST OR PRINCIPAL PAYMENT OR OTHER DISTRIBUTION IN RESPECT OF THE PLEDGED COLLATERAL OR ANY PART THEREOF AND TO GIVE FULL DISCHARGE FOR THE SAME.

9. Pledgee May Perform.  If the Pledgor fails to perform any agreement contained herein, the Pledgee may, upon prior notice to the Pledgor (other than in connection with a Bankruptcy Default) but shall not be obligated to, itself perform, or cause performance of, such agreement, and the reasonable expenses of the Pledgee incurred in connection therewith shall constitute Obligations hereunder.

10. The Pledgee as Collateral Agent.  The Pledgee will hold in accordance with this Agreement all items of the Pledged Collateral at any time received under this Agreement.  It is expressly understood and agreed that the obligations of the Pledgee as holder of the Pledged Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement.  The Pledgee shall act hereunder on the terms and conditions set forth in Article X of the Credit Agreement.

11. Appointment of Subagents; Endorsements.  The Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Pledged

Collateral, which may be held (in the discretion of the Pledgee) in the name of the Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.  The Pledgee agrees to promptly notify the Pledgor after the appointment of any sub-agent, provided however that the failure to give notice shall not affect the validity of such appointment.

12. Reasonable Care.  The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Pledgee accords its own property of a similar nature, it being understood that neither the Pledgee nor any other Secured Creditor shall have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Pledgee or any other Secured Creditor has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

13. Remedies Upon Default.

(a) If any Event of Default, Bankruptcy Default or Notified Acceleration Event shall have occurred and be continuing, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement or any other Secured Debt Document or by law) for the protection and enforcement of its rights in respect of the Pledged Collateral, including, without limitation, all the rights and remedies of a secured party upon default under the Uniform Commercial Code, and the Pledgee shall be entitled, without limitation, to exercise any or all of the following rights, which the Pledgor hereby agrees to be commercially reasonable:

(i) to sell without notice except as specified below, the Pledged Collateral or any part thereof in one or more parcels at a public or private sale, at any exchange, broker’s board or at any of the Pledgee’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable;

(ii) to receive all amounts payable in respect of the Pledged Collateral otherwise payable under Section 8(a) hereof to the Pledgor;

(iii) to transfer all or any part of the Pledged Collateral into the Pledgee’s name or the name of its nominee or nominees (the Pledgee agrees to promptly notify the Pledgor after such transfer, provided, however, that the failure to give such notice shall not affect the validity of such transfer); and

(iv) at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Pledged Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine; provided that at least 10 days notice of the time and place of any such sale shall be given to the Pledgor.  The Pledgee shall not be obligated to make such sale of the Pledged Collateral regardless of whether any such notice of sale has theretofore been given.  Each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives and releases to the fullest extent not prohibited by law any right or equity of redemption with respect to the Pledged Collateral, whether before or after sale hereunder, all rights, if any, of marshaling the Pledged Collateral and any other security for the Obligations or otherwise, and all rights, if any, of stay and/or appraisal which [he][she] now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted.  At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Pledged Collateral so sold free from any such right or equity of redemption.  Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Pledged Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 15, and such Pledged Collateral or the part thereof to be sold shall not, in the reasonable opinion of the Pledgee, be effectively registered pursuant to the Securities Act of 1933, as amended (or any similar statute then in effect) (the “Act”), the Pledgee may, in its sole and absolute discretion, sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration.  Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral or part thereof.  In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Pledgee may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until the registration as aforesaid.  The Pledgor acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent not prohibited by applicable law, be deemed to have been made in a commercially reasonable manner.

(c) The Pledgor acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in clause (b) of this Section 15, the Pledgee may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law) in accordance with its rights hereunder; however, the Pledgee shall be under no obligation to exercise such right or to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if the registrant would agree to do so.

(d) If the Pledgee determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor shall, from time to time, furnish to the Pledgee all such information as the Pledgee may reasonably request in order to determine the number of shares of Stock and other instruments included in the Pledged Collateral which may be sold by the Pledgee in exempt transactions under the Act and rules of the Securities and Exchange Commission (the “SEC”) thereunder, as the same are from time to time in effect.

14. Registration and Related Rights.

(a) If an Event of Default shall have occurred and be continuing and the Pledgor shall have received from the Pledgee a written request or requests that the Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Pledged Stock, the Pledgor as soon as practicable (at the expense of the Borrower) will use [his][her] reasonable best efforts to cause such registration to be effected (and be kept effective) and will use [his][her] reasonable best efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Pledged Stock, including, without limitation, registration under the Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other governmental requirements; provided that the Pledgee shall furnish to the Pledgor such information regarding the Pledgee as the Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance.  The Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars and other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify, to the extent not prohibited by law, the Pledgee and all others participating in the distribution of such Pledged Stock, against all claims, losses, damages or liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor or the issuer of such Pledged Stock by the Pledgee expressly for use therein.

(b) Without limitation of the foregoing, if, at any time when the Pledgee in its sole reasonable discretion determines, following the occurrence and during the continuation of an Event of Default, Bankruptcy Default or Notified Acceleration Event, that, in connection with any actual or contemplated exercise of its rights to sell the whole or any part of the Pledged Collateral hereunder, it is necessary or advisable to effect a public registration of all or part of the Pledged Collateral pursuant to the Act, the Pledgor shall use [his][her] reasonable best efforts, in an expeditious manner, to cause any issuer of any Pledged Collateral to:

(i) prepare and file with the SEC a registration statement with respect to the Pledged Collateral and use its best efforts to cause such registration statement to become and remain effective;

(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of the Pledged Collateral covered by such registration statement whenever the Pledgee shall desire to sell or otherwise dispose of the Pledged Collateral;

(iii) furnish to the Pledgee such numbers of copies of a prospectus and a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Pledgee may reasonably request in order to facilitate the public sale or other disposition of the Pledged Collateral by the Pledgee;

(iv) use reasonable best efforts to register or qualify the Pledged Collateral covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States of America as the Pledgee shall request, and do such other reasonable acts and things as may be required of it to enable the Pledgee to consummate the public sale or other disposition in such jurisdictions of the Pledged Collateral by the Pledgee; and

(v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Act.

(c) The Pledgor acknowledges the impossibility of ascertaining the amount of damages which would be suffered by the Pledgee and the Secured Creditors by reason of the failure by the Pledgor to perform any of the covenants contained in this Section 16 and, consequently, agrees that, if the Pledgor shall fail to perform any of such covenants, the Pledgee shall be entitled, to the extent, permitted by applicable law, to specific performance.

15. Decisions Relating to Exercise of Remedies and Other Matters.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Credit Agreement and the other Loan Documents, any Secured Hedge Agreement, any Secured Cash Management Agreement, or the Nexstar Guaranty, the Pledgee may exercise, and at the request of the Majority Lenders shall exercise or refrain from exercising, all rights and remedies hereunder and provided by law, which remedies are cumulative and not exclusive.

By acceptance of the benefit of the security interests granted pursuant to this Agreement in the Pledged Collateral, and notwithstanding anything to the contrary contained in this Agreement, the other Loan Documents, any Secured Hedge Agreement, any Secured Cash Management Agreement or the Nexstar Guaranty, the Hedge Bank Creditors, the Cash Management Creditors and the Nexstar Creditors hereby agree to the terms and conditions set forth in Section 9.11 of the Credit Agreement, and hereby acknowledge that they have no rights to direct the Pledgee to act or refrain from acting with respect to the Pledged Collateral, and hereby acknowledge that the Pledgee shall hold the Pledged Collateral (to the extent such Pledged Collateral is evidenced by certificates, notes or other instruments delivered to it) for itself and the pro rata benefit of the Secured Creditors, subject to the terms and conditions hereof, solely for the purpose of providing them with a pari passu security interest in the Pledged Collateral (subject to the terms and conditions set forth herein).  In any proceeding under the Bankruptcy Code or any other Federal or state bankruptcy, insolvency, receivership or similar law and prior to any vote in any such proceeding, the Hedge Bank Creditors, the Cash Management Creditors and the Nexstar Creditors shall abstain from any such vote which is taken on a committee of secured creditors or otherwise affects the disposition of the Pledged Collateral.

16. Application of Proceeds.

(a) All monies collected by the Pledgee upon any sale or other disposition of the Pledged Collateral, through enforcement, realization hereunder or otherwise, together with all other monies received by the Pledgee hereunder, shall be applied as follows:

(i) first, to the payment of all Obligations owing to the Pledgee of the type described in paragraphs (b) and (c) contained in Section 3 hereof;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations (as defined in paragraph (b) below) shall be paid to the Secured Creditors as provided in Section 18(e), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (as defined in paragraph (b) below) of the amount remaining to be distributed;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations (as defined in paragraph (b) below) shall be paid to the Secured Creditors as provided in Section 18(e), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 27 hereof, to the Pledgor or to whomever may be lawfully entitled to receive such surplus.

As used in this Section 18, (i) ”Pro Rata Share” means, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction, the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be; (ii) ”Primary Obligations” means (x) in the case of the Loan Document Obligations, all principal of, and interest on, all Loans, all L/C Obligations (together with all interest accrued thereon) and all fees payable pursuant to the Loan Documents, (y) in the case of the Secured Hedge Agreement Obligations, all amounts due under the Secured Hedge Agreements (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities), and (z) all obligations and liabilities of the Credit Parties to the Nexstar Creditors, now existing and hereafter incurred under, arising out of or in connection with the Nexstar Guaranty; and (iii) ”Secondary Obligations” means all Obligations other than Primary Obligations.

(b) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 18 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations.  If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction, the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(c) Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and L/C Obligations with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Obligations owing to the Bank Creditors as such.  If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 18(a) hereof.

(d) Except as set forth in Section 18(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to the other

Secured Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the other Secured Creditors or, in the absence of such a Representative, directly to the other Secured Creditors.

(e) For purposes of applying payments received in accordance with this Section 18, (i) the Pledgee shall determine the unpaid Primary Obligations and the other Loan Document Obligations owed to the Bank Creditors and (ii) the Pledgee may rely on (x) any Hedge Bank Creditor to determine the unpaid Primary Obligations and other Secured Hedge Agreement Obligations owed to such Hedge Bank Creditor and (y) any Nexstar Creditor to determine the unpaid Primary Obligations and other Nexstar Guaranty Obligations owed to such Nexstar Creditor.

(f) Notwithstanding any provision of this Agreement to the contrary, amounts received pursuant to this Agreement (i) by the Bank Creditors or the Collateral Agent, Administrative Agent or any other Person for the account or benefit of any Bank Creditor shall be payable to the Bank Creditors in accordance with the Credit Agreement, and (ii) by the Nexstar Creditors or the Collateral Agent, Administrative Agent (as defined in the Nexstar Credit Agreement) or any other Person for the account or benefit of the Nexstar Creditors shall be payable to the Nexstar Creditors in accordance with the Nexstar Credit Agreement.

17. Purchasers of Pledged Collateral.  Upon any sale of any Pledged Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

18. Expenses.  The Pledgor shall upon demand use [his][her] best efforts to cause the Borrower to pay to the Pledgee the amount of any and all reasonable expenses and the reasonable fees and expenses of its counsel (including, without duplication, the allocated cost of staff counsel) and of any experts and agents, which the Pledgee may incur in connection with (a) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral; (b) the exercise or enforcement of any of the rights of the Pledgee or any other Secured Creditor hereunder; or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

19. Notices.  All notices, requests and other communications hereunder shall be in writing (including, unless the context expressly otherwise provides, facsimile transmission) and be mailed, transmitted by facsimile, or delivered:

(a) if to the Pledgor, to the address specified for notices on the applicable signature page hereof;

    if to the Pledgee, at:

    Bank of America, N.A., as Collateral Agent
    901 Main Street, 14th Floor
    Dallas, Texas  75202
    MC TX1-492-14-11
    Attention:  Antonikia L. Thomas
    Tel:  (214) 209-1569
    Fax:  (877) 206-8432

(b) if to any Lender (other than the Pledgee), at such address or facsimile number as such Lender shall have specified in the Credit Agreement;

(c) if to any Hedge Bank Creditor, at such address or facsimile number as such Hedge Bank Creditor shall have specified in writing to the Pledgor and the Pledgee;

(d) if to any Cash Management Creditor, at such address or facsimile number as such Cash Management Creditor shall have specified in writing to each Pledgor and the Pledgee;

(e) if to any Nexstar Creditor, at such address or facsimile number as such Nexstar Creditor shall have specified in writing to the Pledgor and the Pledgee;

(f) or at such address or facsimile number as shall have been furnished in writing by any Person described above to the party giving such notice or making such request or other communication hereunder.

20. No Waiver.  No delay on the part of the Pledgee or any other Secured Creditor in exercising or enforcing any power of sale, Lien, option or other right hereunder, and no notice or demand which may be given to or made upon the Pledgor by the Pledgee or any other Secured Creditor with respect to any power of sale, Lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair the right of the Pledgee or any other Secured Creditor to take any action or to exercise any power of sale, Lien, option, or any other right hereunder, without notice or demand (except as expressly set forth in this Agreement or to the extent required by law) or prejudice the rights of the Pledgee or any other Secured Creditor hereunder or the rights of the Pledgee or any other Secured Creditor under any of the other Secured Debt Documents as against the Pledgor in any respect.

21. Amendments.  No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee (with the consent of the Majority Lenders or, to the extent required by Section 11.01(a)(i) of the Credit Agreement, with the consent of each of the Lenders and the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such change, waiver, modification or variance shall be made to Section 18 hereof or this Section 23 without the consent of each Secured Creditor adversely affected thereby, and provided further, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors.  No delay on the part of the Pledgee in exercising any of its rights, remedies, powers and privileges hereunder or partial or single exercise thereof, shall constitute a waiver thereof.  No notice to or demand on the Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without notice or demand.

22. Pledgor’s Obligations Absolute.  The obligations of the Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

(a) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from any of the Secured Debt Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

(b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Agreement;

(c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee;

(d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Credit Party, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

23. Continuing Security Interest.  This Agreement shall create a continuing first priority security interest in the Pledged Collateral, and shall (a) remain in full force and effect until the Lien Termination Date; (b) continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the obligee of the Obligations, all as though such payment or performance had not been made; (c) be binding upon the Pledgor, [his][her] successors and assigns; and (d) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Secured Creditors and their respective successors, transferees and assigns.  Upon the occurrence of the Lien Termination Date, the Pledgor shall be entitled to the return, upon his request and at the Borrower’s expense and without recourse, representation or warranty, of such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

Actions Requiring FCC Approval.

(a) Notwithstanding anything to the contrary contained in this Agreement, or any of the documents executed pursuant hereto, the Pledgee will not take any action pursuant to this Agreement, or any such documents, which would constitute or result in any assignment of any FCC license or any transfer of control of the holder of any FCC license if such assignment of such license or such transfer of control would require under then existing law (including the Communications Act or the written policies, rules and regulations promulgated by the FCC), the prior approval of the FCC, without first obtaining such approval.  In connection with this Section 26(a), the Pledgee shall be entitled to rely upon the advice of FCC counsel of the Pledgee’s choice with respect to such assignment or transfer whether or not the advice rendered is ultimately determined to have been accurate.

(b) If an Event of Default shall have occurred and be continuing, the Pledgor shall take any action that the Pledgee may request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Pledged Collateral to the Pledgee or to such one or more third parties as the Pledgee may designate, or to a combination of the foregoing.  To enforce the provisions of this Section 26, after an Event of Default shall have occurred and be continuing, the Pledgee is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary assignment or transfer of control of any entity whose Pledged Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom the Pledged Collateral will be assigned and control will ultimately be transferred.  The Pledgor agrees to cooperate with any such purchaser and with the Pledgee in the preparation, execution and filing of any applications and other documents and providing any information that may be necessary or helpful in obtaining the FCC’s consent to the assignment to such purchaser of the Pledged Collateral.  The Pledgor hereby agrees to consent to any such involuntary transfer of control upon the request of the Pledgee after and during the continuation of an Event of Default and, without limiting any rights of the Pledgee under this Agreement, to authorize the Pledgee to nominate a trustee or receiver to assume control of the Pledged Collateral, subject only to required judicial, FCC or other consent required by any Governmental Authority, in order to effectuate the transactions contemplated in this Section 26.  Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the Pledgee under this Agreement.  The Pledgor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

(c) The Pledgor shall use [his][her] best efforts to assist in obtaining consent or approval of the FCC and any other Governmental Authority, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC of the transferor’s or assignor’s portion of any application or applications for consent to the transfer of control or assignment necessary or appropriate under the FCC’s rules and regulations for approval of the transfer or assignment of any portion of the Pledged Collateral.

The Pledgor hereby acknowledges and agrees that the Pledged Collateral is a unique asset and that a violation of the Pledgor’s covenant to cooperate with respect to any regulatory consents would result in irreparable harm to the Pledgee for which monetary damages are not readily ascertainable.  The Pledgor further agrees that, because of the unique nature of [his][her] undertakings in this Section 26, the same may be specifically enforced, and [he][she] hereby waives, and agrees to waive, any claim or defense that the Pledgee would have an adequate remedy at law for the breach of such undertakings.

(d) Without limiting the obligations of the Pledgor hereunder in any respect, the Pledgor further agrees that if the Pledgor, upon or after the occurrence of an Event of Default, should fail or refuse to execute any application or other document necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the Pledgee hereunder, the Pledgor agrees that such application or other document may be executed on the Pledgor’s behalf by the clerk or other representative of any court or other forum in any competent jurisdiction without notice to the Pledgor pursuant to an order of such court or forum.

24. Termination; Release.

(a) It is expressly acknowledged and agreed that the Liens and security interests granted under this Agreement for the benefit of the Secured Creditors (i) prior to the Lien Termination Date, (x) shall be released by the Pledgee, without the necessity of the consent of any Secured Creditor, upon the consummation of any transaction permitted by Section 7.03 of the Credit Agreement (including as permitted pursuant to any amendment or waiver to Section 7.03 in accordance with the terms of the Credit Agreement), but in each case only with respect to that portion of the Pledged Collateral subject to such transaction and not including the proceeds thereof, and (y) may be released by the Pledgee, with the consent of the Majority Lenders or, to the extent required by Section 11.01(a)(i) of the Credit Agreement, with the consent of each of the Lenders, with respect to all or any portion of the Pledged Collateral and (ii) shall be released on the Lien Termination Date with respect to all of the Pledged Collateral pursuant to paragraph (b) of this Section 27.  Upon any release of the type described in the immediately preceding sentence, the Pledgee shall, at the request of the Pledgor and at the expense of the Borrower, release the Pledged Collateral being released and execute and deliver to the Pledgor such instrument or instruments acknowledging the release of such Pledged Collateral from this Agreement as reasonably requested by the Pledgor, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Pledged Collateral that is to be released as described above and is in the possession of the Pledgee.

(b) Following the Lien Termination Date, this Agreement shall terminate, and the Pledgee, at the request of the Pledgor and at the expense of the Borrower, will execute and deliver to the Pledgor such instrument or instruments acknowledging the satisfaction and termination of this Agreement as reasonably requested by the Pledgor, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation or warranty) such of the Pledged Collateral as may be in the possession of the Pledgee and has not theretofore been sold or otherwise applied or released pursuant to this Agreement, together with any moneys at the time held by the Pledgee hereunder.

At any time that the Pledgor desires that Pledged Collateral be released as provided in the foregoing Section 27(a) or (b), [he][she] shall, upon the request of the Pledgee, deliver to the Pledgee a certificate signed by the Pledgor stating that the release of the respective Pledged Collateral is permitted pursuant to Section 27(a) or (b), as the case may be.

(c) The Pledgee shall have no liability whatsoever to any Secured Creditor as a result of any release of any Pledged Collateral by it in accordance with this Section 27.

25. Severability.  If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or effect those portions of this Agreement which are valid.

26. WAIVER OF JURY TRIAL.  THE PLEDGOR HEREBY WAIVES ANY RIGHT [HE][SHE] MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATED IN ANY WAY TO THIS AGREEMENT.

27. GOVERNING LAW.  THIS AGREEMENT IS ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED PURSUANT TO THIS AGREEMENT).

28. Obligations of Pledgor.  Notwithstanding anything to the contrary which may be stated or implied in this Agreement, (a) no Person shall have recourse against any asset, property or right of the Pledgor, other than the Pledged Collateral, by virtue of this Agreement or any other Loan Document, and (b) the Pledgor will not be required to expend any funds or incur any expense or monetary obligation or to take any action which would require [him][her] to expend any funds or incur any expense or monetary obligation.

29. Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A set of counterpart originals executed by all the parties hereto shall be delivered to the Pledgee, and a copy thereof shall be furnished to the Borrower or the Pledgor promptly upon request therefor.

30. Headings Descriptive.  The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

31. Liability Limitations.  Notwithstanding anything in this Agreement to the contrary, the obligations of the Pledgor under this Agreement shall be limited to a maximum aggregate amount equal to the largest amount that would not render the Pledgor’s obligations hereunder subject to avoidance as a fraudulent transfer or fraudulent conveyance under

Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Pledgor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Pledgor in respect of Indebtedness to the Borrower or any Subsidiary or Affiliate of the Borrower to the extent that such Indebtedness would be discharged in an amount equal to the amount paid by the Pledgor hereunder) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement or contribution of the Pledgor pursuant to (a) applicable law, or (b) any agreement providing for rights of subrogation, reimbursement or contribution in favor of the Pledgor, or for an equitable allocation among the Pledgor, the Borrower and/or any other Person of obligations arising under guaranties by such Persons.

32. No Subrogation.  Notwithstanding any foreclosure or other realization upon any Pledged Collateral, the Pledgor shall not be entitled to be subrogated to any of the rights of any Secured Creditor against the Borrower or any other Person or guarantee or right of offset held by any Secured Creditor of the payment of the Obligations, nor shall the Pledgor seek or be entitled to any reimbursement or contribution from the Borrower, or any other Person in respect of foreclosure of other realization upon any Pledged Collateral, until all amounts owing to the Secured Creditors by the Borrower on account of the Obligations are indefeasibly paid in full in cash.  If any amount shall be paid to the Pledgor on account of the subrogation rights at any time when all of the Obligations have not been indefeasibly paid in full in cash, such amount shall be held by the Pledgor in trust for the Secured Creditors, segregated from other funds of the Pledgor, and shall, immediately upon receipt by the Pledgor, be turned over to the Pledgee in the exact form received by the Pledgor (duly endorsed by the Pledgor to the Pledgee, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Pledgee may determine.

33. 2010 Intercreditor Agreement.  It is a condition precedent to the effectiveness of this Agreement that the Pledgor shall have executed and delivered to the Pledgee a Grantor Joinder (as defined in the 2010 Intercreditor Agreement).

34. Existing Pledge Agreement.  The Pledgor acknowledges that the Pledged Collateral and all other property described in Section 2 are subject to the prior security interest, pledge and assignment granted pursuant to the Existing Pledge Agreement to the Pledgee and agrees that the Pledgor has obtained its interest in the Pledged Collateral and all other property described in Section 2 subject to such security interest, pledge and assignment.  This Agreement is not intended as, and shall not be construed as, a release or novation of any Lien granted pursuant to the Existing Pledge Agreement.

[Remainder of page is intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered as of the date first above written.

Pledgor:

Address:

with a copy to:

Howard Liberman
Drinker Biddle & Reath LLP
1500 K St. NW
Suite 1100
Washington, D.C. 20005
Telephone:  (202) 842-8843
Facsimile:  (202) 842-8465

Pledgee:

BANK OF AMERICA, N.A.,
  as Collateral Agent

By:

Print Name:

Print Title:

SCHEDULE A

TO

PLEDGE AGREEMENT (________)

DESCRIPTION OF PLEDGED COLLATERAL

Pledged Stock
Issuer	Class of Stock	Stock Certificate Number	Percentage of Ownership	Number of Shares	Par Value
Mission Broadcasting, Inc.	Common Stock	1	100%	1,000	$1.00 per share

ANNEX A

TO

PLEDGE AGREEMENT (__________)

SUPPLEMENT TO PLEDGE AGREEMENT

This Supplement to Pledge Agreement, dated as of _______________, _______, is delivered pursuant to Section 7(c) of the Pledge Agreement (__________) referred to below.

RECITALS:

A.           ________________ executed and delivered the Pledge Agreement (__________), dated as of July __, 2011, in favor of Bank of America, N.A., as Pledgee for the Secured Creditors described therein (such agreement, together with all amendments and restatements, the “Agreement”).  Capitalized terms used but not defined herein have the meanings assigned to such terms in the Agreement.

B.           Pursuant to Section 7(c) of the Agreement, the Pledgor has agreed to, upon obtaining any additional Stock in any Pledged Entity, promptly execute and deliver a Supplement to Pledge Agreement in order to identify such additional Stock which has been pledged pursuant to Section 2(b) of the Agreement.

C.           The undersigned desires to execute and deliver this Supplement to Pledge Agreement to satisfy such requirement.

NOW, THEREFORE, IT IS AGREED:

1.           Pledged Collateral.  The undersigned agrees that the securities listed on Schedule A attached hereto are part of the Pledged Collateral and are subject to the pledge and security interest created by the Agreement.

2.           Representations and Warranties.  The undersigned hereby certifies that the representations and warranties set forth in Section 5 of the Agreement are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

SCHEDULE A TO SUPPLEMENT TO PLEDGE AGREEMENT

Pledged Stock
Stock Issuer	Class of Stock	Stock Certificate No(s).	Percentage of Ownership	Number of Shares	Par Value